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                                                                   Exhibit 23(a)


               Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company:


We consent to the use of our reports incorporated herein by reference.



/s/KPMG LLP

Hartford, Connecticut
April 4, 2001